UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 30, 2019
Date of report (date of earliest event reported)

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

4400 Vanowen Street
Burbank, CA 91505

(Address of principal executive offices) (Zip Code)

(303) 396-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Operating Officer

On April 30, 2019, MusclePharm Corporation (the “Company”) issued a press release announcing that, on April 10, 2019, it appointed Alberto Andrade as the Company’s Chief Operating Officer beginning on April 30, 2019. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Andrade, age 49, joins MusclePharm from Juanita’s Foods, the market leader in Mexican canned foods where he was CFO and Vice President of Strategic Sourcing from June 2018 to January 2019. In this role, he successfully led numerous business improvement initiatives resulting in multi-million-dollar savings and operating efficiencies. Mr. Andrade has held various corporate leadership positions with General Electric, Spectrum Brands, Home Depot and Anderson Seafoods. Mr. Andrade earned his B.S. in Accounting/Taxation from Universidad Intercontinental (UIC) and his MBA from Tecnologico de Monterrey (ITESM).

Mr. Andrade does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Andrade and any other person pursuant to which Mr. Andrade was selected to serve as Chief Operating Officer of the Company. There have been no transactions involving Mr. Andrade that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In connection with his appointment, it is expected that Mr. Andrade will enter into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 27, 2012.

Employment Agreement and Other Compensatory Arrangements

On April 10, 2019, the Company entered into an offer letter agreement with Mr. Andrade (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Andrade will report to Ryan Drexler, the Company’s Chief Executive Officer and Executive Chairman of the Company’s Board of Directors. The Offer Letter does not provide for a specified term of employment, and Mr. Andrade’s employment will be on an at-will basis and may be terminated by Mr. Andrade or by the Company at any time, with or without cause. Mr. Andrade will receive an annual base salary of $350,000 and will be part of the Company’s bonus program with a yearly bonus potential of $245,000 based on the achievement of mutually agreeable objectives to be determined by Mr. Andrade and his supervisor. Additionally, Mr. Andrade will receive (i) a $30,000 one-time signing bonus, (ii) an extended stay housing allowance of up to $2,000 per month for a period of six months, (iii) a car allowance of $500 per month, (iv) reimbursement for all eligible business travel expenses and (iv) if Mr. Andrade is terminated without good cause for the benefit of the Company, a severance package dependent on the length of employment at the time of termination, as described in the Offer Letter. Mr. Andrade will also be eligible to participate in the Company’s standard benefits package, including a 401(k) retirement account and health, dental, vision and life and disability insurance.

The foregoing description of the terms of the Offer Letter does not purport to be a complete description and is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated as of April 10, 2019 entered into between the Company and Alberto Andrade.
99.1	Press Release dated April 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Ryan Drexler
Name: Ryan Drexler Title: Chief Executive Officer
Date: [●], 2019

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter, dated as of April 10, 2019 entered into between the Company and Alberto Andrade.
99.1	Press Release dated April 30, 2019.